SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ADSERO CORP.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggegate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADSERO CORP.
c/o Gottbetter & Partners, 488 Madison Ave., 12th Floor
New York, New York, 10022-5718

INFORMATION STATEMENT

April __, 2008

This Information Statement is being furnished to stockholders of Adsero Corp., a Delaware corporation (the “Company”), to advise them of corporate action approved without a meeting by less than unanimous written consent of stockholders. This action is the adoption of an amendment to the Company’s Certificate of Incorporation (the “Charter Amendment”) to change the name of the Company from Adsero Corp., to Quantum Telecom Inc. (the “Name Change”).

Our Board of Directors fixed the close of business on April 17, 2008 as the record date for the determination of stockholders entitled to vote on the proposal as described above. On April 17, 2008 there were 73,203,837 voting shares outstanding consisting of 73,073,837 common shares and 130,000 Series A preferred shares. The proposed action requires the affirmative vote of a majority of the outstanding voting shares entitled to vote thereon. Each share of common stock and Series A preferred stock is entitled to one vote on each proposal.

Our Board of Directors, by written consent on April 17, 2008, has approved, and stockholders holding 42,000,000 (approximately 57.37%) of our outstanding voting shares on April 17, 2008, have consented in writing to the Charter Amendment. Accordingly, all corporate actions necessary to authorize the Charter Amendment have been taken. In accordance with the regulations under the Securities Exchange Act of 1934, the authorization to effect the aforesaid actions by the Board of Directors and the stockholders will not become effective until 20 days after we have mailed this Information Statement to our stockholders of record as at April 17, 2008. Promptly following the expiration of this 20-day period, we intend to file an amendment to our Certificate of Incorporation with the Delaware Secretary of State to effect the Charter Amendment. The Name Change will become effective on _____, 2008 or as soon thereafter as is practicable.

Our executive offices are located c/o Gottbetter & Partners, 488 Madison Ave., 12th Floor,
New York, New York, 10022-5718

PLEASE BE ADVISED THAT THIS IS ONLY AN INFORMATION STATEMENT. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is first being sent or given to the holders of our outstanding common stock and preferred stock on or about April __, 2008. Each holder of record of shares of our common stock and other voting stock at the close of business on April 17, 2008 is entitled to receive a copy of this Information Statement.

Amendment of Certificate of Incorporation

Our board of directors and stockholders holding a majority of our outstanding voting shares have approved an amendment to our Certificate of Incorporation to change the name of the Company from Adsero Corp., to Quantum Telecom Inc. The form of the Certificate of Amendment to the Certificate of Incorporation is attached hereto as Appendix A.

Due to the restructuring of our Company, we believe that it is in the best interests of the Company and our stockholders to continue our operations under a new name.

Upon the filing of the Certificate of Amendment, common stock certificates that previously represented stock of the Company in the name of Adsero Corp. shall be deemed to represent shares of Quantum Telecom Inc., without any further action by the common stockholders of the Company or any other party. Notwithstanding the foregoing, it is requested that stockholders exchange their existing certificates for certificates bearing the name Quantum Telecom Inc. In connection with the name change, we will obtain a new trading symbol and CUSIP number.

No Dissenters' Rights

Under the Delaware General Corporation Law, our Certificate of Incorporation and our By-Laws, holders of our voting securities are not entitled to dissenters' rights with respect to any of the amendments to our Certificate of Incorporation.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of April 28, 2007 with respect to the beneficial ownership of shares of our common stock and Series A preferred stock by (i) each person known by us to be the owner of more than 5% of our outstanding shares of common stock or 5% or more of our outstanding Series A preferred stock, (ii) each director and executive officer of the Company, and (iii) all executive officers and directors of the Company as a group.

The percentages is the table have been calculated on the basis of treating as outstanding for a particular person, all shares of the Company’s common and Series A preferred stock outstanding on April 28, 2007 and all shares of our common stock and Series A preferred stock issuable to such holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by such person at said date which are exercisable within 60 days of such date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock and Series A preferred stock owned by them, except to the extent such power may be shared with a spouse.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Momi Nahum (Officer/Director) 18 Shenkar St. Herzeliya, 46733, Israel	Common Stock, par value $.0001 per share Series A preferred stock, par value $.0001 per share	42,000,000 shares 0 shares	57.48% 0%
Yvon Leveille 443 Des Pins Street Saint-Bruno de Montarville, Quebec, J3V 5G5	Common Stock, par value $.0001 per share Series A preferred stock, par value $.0001 per share	156,617 (2) shares indirect 91,867 shares indirect	0.21% 70.67%
Alain Lachambre 120 Paul de Maricourt Street Sainte-Julie, Quebec, J3E 2Z4	Common Stock, par value $.0001 per share Series A preferred stock, par value $.0001 per share	65,011 (3)shares, 14,281 shares direct and 50,730 shares indirect 38,133 shares indirect	0.09% 29.33%
William Smith (Officer/Director) 11 Tanager Ave, Toronto, Ontario M4G 3P9	Common Stock, par value $.0001 per share Series A preferred stock, par value $.0001 per share	10,515(4) shares 2,825 shares - direct 7,690 shares -indirect 0 shares	0.01% 0%
All executive officers and directors as a group (2 persons)	Common Stock, par value $.0001 per share Series A preferred stock, par value $.0001 per share	42,010,515 shares 42,002,825 shares - direct 7,690 shares - indirect 0 shares	57.49% 0%

(1)	Based upon 73,073,837 common shares and 130,000 Series A preferred shares issued and outstanding on April 28, 2008.
(2)
Includes 64,750 common shares of the Company and 91,867 Series I Exchangeable Shares of 3091503 Nova Scotia Company owned by 9144-6773 Quebec Inc., a company beneficially owned by Mr. Leveille, which are presently convertible on a 1 for 1 basis into shares of the Company’s common stock.

(3)
Includes 12,597 common shares of the Company and 38,133 Series I Exchangeable Shares of 3091503 Nova Scotia Company owned by 9144-6906 Quebec Inc., a company beneficially owned by Mr. Lachambre, which are convertible on a 1 for 1 basis into shares of our common stock.

(4)	Includes 2,275 shares underlying stock options exercisable within 60 days of April 28, 2008 and 7,690 shares owned by Mr. Smith’s spouse.

Where You Can Find More Information

We are required to comply with the reporting requirements of the Securities Exchange Act. At present we are delinquent related to our filings. We have not filed the following required reports:

•	our Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2006, March 31, 2007, June 30, 2007, September 30, 2007; and
•	our Annual Report on Form 10-KSB for the years ended December 31, 2006 and December 31, 2007.

For further information about us, you may refer to:

•	our Annual Report on Form 10-KSB for the year ended December 31, 2005; and
•	our Quarterly Reports on Form 10-QSB for the quarters ended March 31, 2006 and June 30, 2006.

You can review these filings at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC 0330 for further information on the public reference room. These filings are also available electronically on the World Wide Web at http://www.sec.gov.

April ___, 2007	By the Order of the Board of Directors
Momi Nahum
Secretary

APPENDIX A
FORM OF

CERTIFICATE OF AMENDMENT

TO THE CERTIFICATE OF INCORPORATION

OF

ADSERO CORP.

Under Section 242
of the
Delaware General Corporation Law

Adsero Corp., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

First: That the name of the corporation (the “Corporation”) is Adsero Corp.

Second: That the certificate of incorporation of the Corporation (the “Certificate”) was originally filed with the Delaware Secretary of State on June 21, 1995 under the name Newmarket Strategic Development Corp.

Third: That Article FIRST of the Certificate is hereby amended to read, in its entirety, as follows:
“FIRST: The name of the corporation (the “Corporation”) is Quantum Telecom Inc.”

Fourth: That thereafter, pursuant to resolutions of the board of directors, the amendments were authorized by resolutions adopted by the affirmative vote of the stockholders holding not less than the necessary number of shares required by written consent to so authorize, all in accordance with Section 228 of the General Corporation Law of the State of Delaware.

Fifth: That said amendments to the Certificate of Incorporation were duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

Sixth: That the capital of the corporation shall not be reduced under or by reason of said amendments.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ______ day of ________, 2008.

ADSERO CORP. By: ________________________________ Momi Nahum